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                                                                APPENDIX B


                  [RAUSCHER PIERCE REFSNES, INC. LETTERHEAD]


G. CLYDE BUCK
Managing Director

                              December 21, 1995


LNH REIT, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

Attention:  Mr. N. Keith McKey
            Senior Vice President, Chief Financial Officer and
                   Secretary

Dear Mr. McKey:

        You have asked us for our opinion as to the fairness from a financial point of view to the shareholders of LNH REIT, Inc. ("LNH") of the consideration to be received pursuant to the terms of a merger agreement between LNH and EastGroup Properties ("EastGroup") whereby the shareholders of LNH would receive a value of $8.10 for each share of LNH stock in the form of EastGroup common stock (the "Exchange") based on the average of EastGroup's closing market price for the 10 trading days prior to the Effective Date (as defined in the Merger Agreement).

        Rauscher Pierce Refsnes, Inc., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.



    1001 Fannin, Suite 700   -   Houston, Texas 77002   -   (713) 651-3354
                     Member New York Stock Exchange, Inc.
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LNH REIT, Inc.
December 21, 1995
Page 2


        In arriving at our opinion, we have, among other things:

        1. Reviewed a draft dated December 13, 1995 of an "Agreement and Plan of Merger" between LNH and EastGroup;

        2. Reviewed a draft dated December 13, 1995 of a Form S-4 registration statement for the merger of LNH into EastGroup;

        3. Reviewed an analysis dated August 23, 1995 prepared by LNH, of the values of assets and liabilities indicating a ratio of 0.375 for the Exchange;

        4. Reviewed EastGroup's annual report and Form 10-K for the years ended December 31, 1994 plus quarterly earnings reports on Form 10-Q for the quarters ended March 31, 1994; June 30 1994; September 30, 1994; March 31, 1995; June 30, 1995 and
             September 30, 1995;

        5. Reviewed quarterly earnings reports on Form 10-Q for LNH for the quarters ended March 31, 1994; June 30, 1994; September 30, 1994; March 31, 1995; June 30, 1995 and September 30, 1995 plus LNH's annual report and Form 10-K for the year ended December 31, 1994;

        6. Reviewed LNH's Notice of Annual Meeting and Proxy Statement dated April 27, 1995;

        7. Reviewed EastGroup's Notice of Annual Meeting and Proxy Statement dated April 27, 1995;

        8. Reviewed LNH Board of Directors' Meeting file dated September 6, 1995, May 31, 1995 and March 21, 1995;

        9. Reviewed EastGroup Properties Board of Trustees meeting file dated September 6, 1995, June 1, 1995 and March 16, 1995;

        10.  Reviewed proforma financial statements for Form S-4;
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LNH REIT, Inc.
December 21, 1995
Page 3


        11. Reviewed a liquidation value estimate for LNH in a memo prepared by LNH management on November 8, 1995;

        12. Discussed with management of LNH and EastGroup the outlook for future operating results, the assets and liabilities of both companies, material in the foregoing documents, and other matters we considered relevant to our inquiry.


        In our review and in arriving at our opinion, we have, with your permission, (i) not independently verified any of the foregoing information and have relied upon its being complete and accurate in all material respects, and
(ii) not made an independent evaluation or appraisal of specific real estate holdings or other assets of LNH and EastGroup. Our opinion is provided solely for your benefit in connection with the proposed transaction, according to the terms of our engagement letter dated October 19, 1995.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the shareholders of LNH pursuant to the proposed Exchange is fair to the shareholders of LNH from a financial point of view.

                                        RAUSCHER PIERCE REFSNES, INC.



                                        By: /s/ G. Clyde Buck
                                           -------------------------
                                           G. Clyde Buck
                                           Managing Director